EXHIBIT 99.1

CB Financial Services, Inc.
Announces Fourth Quarter and Full Year 2023 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., January 31, 2024 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its fourth quarter and 2023 financial results.

	Three Months Ended					Year Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
(Dollars in thousands, except per share data) (Unaudited)

Net Income (GAAP)	$12,966	$2,672	$2,757	$4,156	$4,152	$22,550	$11,247
Net Income Adjustments	(9,905)	29	78	(127)	(66)	(9,926)	(208)
Adjusted Net Income (Non-GAAP) (1)	$3,061	$2,701	$2,835	$4,029	$4,086	$12,624	$11,039

Earnings per Common Share - Diluted (GAAP)	$2.52	$0.52	$0.54	$0.81	$0.81	$4.40	$2.18
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.60	$0.53	$0.55	$0.79	$0.80	$2.46	$2.14
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2023 Fourth Quarter Financial Highlights
(Comparisons to three months ended December 31, 2022 unless otherwise noted)
•Net income was $13.0 million, compared to $4.2 million. Current period results were driven by a $24.6 million pre-tax gain on the sale of the Bank’s subsidiary insurance company, Exchange Underwriters (EU), partially offset by a $9.8 million pre-tax loss on the sale of securities resulting primarily from the execution of a balance sheet repositioning strategy. Results were also impacted by net interest margin (NIM) compression coupled with increases in noninterest expense and income tax expense, partially offset by a decrease in the provision for credit losses.
◦Adjusted net income (Non-GAAP) was $3.1 million compared to $4.1 million.
◦Income before income tax expense was $18.3 million compared to $5.2 million.
◦Adjusted pre-provision net revenue (PPNR) (Non-GAAP) was $2.1 million compared to $5.1 million.
•Earnings per diluted common share (EPS) increased to $2.52 from $0.81.
◦Adjusted earning per common share - diluted (Non-GAAP) was $0.60, compared to $0.80.
•Return on average assets (annualized) was 3.62%, compared to 1.16%.
◦Adjusted return on average assets (annualized) (Non-GAAP) was 0.85%, compared to 1.15%.
•Return on average equity (annualized) was 44.99%, compared to 15.26%.
◦Adjusted return on average equity (annualized) (Non-GAAP) was 10.62%, compared to 15.01%.
•NIM declined to 3.19% from 3.46%.
•Net interest and dividend income was $11.1 million, compared to $11.9 million.
•Noninterest income increased to $16.5 million, compared to $2.4 million including the aforementioned gain on the sale of the subsidiary and loss on the sale of securities.
•Noninterest expense increased to $10.8 million, compared to $9.0 million, primarily due to increases in compensation and benefits and equipment costs.

(Amounts at December 31, 2023; comparisons to December 31, 2022, unless otherwise noted)
•Total assets increased to $1.46 billion from $1.41 billion.
•Total loans increased $60.5 million, or 5.8%, to $1.11 billion compared to $1.05 billion, and included increases of $41.2 million, or 58.9%, in commercial and industrial loans, $30.3 million, or 6.9%, in commercial real estate loans, $17.1 million, or 5.2%, in residential mortgage loans, and $8.9 million, or 43.8%, in other loans, partially offset by a decrease of $35.3 million, or 24.0%, in consumer loans, which is primarily comprised of indirect automobile loans. Excluding the $34.9 million decrease in indirect automobile loans resulting from the discontinuation of that product as of June 30, 2023, total loans increased $95.4 million, or 9.1%.

EXHIBIT 99.1

•Nonperforming loans to total loans was 0.20%, a decrease of 35 basis points (“bps”), compared to 0.55%.
•Total deposits were $1.267 billion, a decrease of $1.3 million, compared to $1.269 billion.
•Book value per share was $27.31, compared to $22.43 as of September 30, 2023 and $21.60 as of December 31, 2022.
•Tangible book value per share (Non-GAAP) was $25.23, compared to $20.10 as of September 30, 2023 and $19.00 as of December 31, 2022. The year-to-date change was due to an increase in stockholders’ equity primarily related to current period net income of $22.6 million, a $9.5 million increase in accumulated other comprehensive income and a $2.1 million positive adjustment due to the Company’s January 1, 2023 adoption of CECL, partially offset by current period dividends paid to stockholders of $5.1 million.

Management Commentary
President and CEO John H. Montgomery commented, "Three years ago, we embarked on a comprehensive strategy aimed at optimizing operations, investing in talent, and fortifying our dedication to all stakeholders by striving for excellence in client experience. Despite facing a challenging and uncertain economic landscape, our efforts in 2023, coupled with the work of the preceding two years, underscore our commitment to these objectives.

While our fourth-quarter results reflected the ongoing trend of net interest margin pressure due to heightened funding costs driven by prevailing market interest rates, we sustained consistent loan growth. This growth was particularly notable in higher-yielding commercial loans. In a year marked by significant deposit movements, our core deposits remained relatively stable, albeit shifting from non-interest and low interest bearing accounts to higher cost time deposits. Notably, our asset quality remains strong, with nonperforming loans well below prior year levels.

Despite the challenges posed by the interest rate environment, our prior investments in talent and our ongoing efforts to streamline operations are yielding positive outcomes across our franchise.

During the quarter, we successfully completed the sale of our full-service independent insurance agency subsidiary, Exchange Underwriters, to World Insurance Associates. This transaction not only realized a substantial valuation premium but also proved immediately accretive to capital, tangible book value and liquidity. The additional capital infusion provides us with the flexibility to assess and pursue various strategic initiatives that reinforce our core banking business, with a specific focus on enhancing long-term shareholder value.

Furthermore, we made a proactive decision to reposition our securities portfolio. On an annualized basis, the acquired securities exhibit a positive spread differential of approximately 360 basis points over the securities that were divested. This strategic move is anticipated to add approximately 17 basis points to net interest margin and contribute approximately $1.8 million of after-tax earnings in 2024. Aligned with the sale of our insurance agency subsidiary, we view this as a judicious deployment of capital designed to augment long-term shareholder value and bolster earnings.”

In conclusion, Mr. Montgomery affirmed, "As we usher in 2024, our commitment to prudently manage our capital and liquidity positions remains unwavering. We will persist in investing in our franchise, staying true to our long-term plan and prioritizing the delivery of an exceptional client experience that accrues benefits to all our stakeholders."

Dividend Information
The Company’s Board of Directors declared a $0.25 quarterly cash dividend per outstanding share of common stock, payable on or about February 29, 2024, to stockholders of record as of the close of business on February 15, 2024.

2023 Fourth Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income decreased $730,000, or 6.2%, to $11.1 million for the three months ended December 31, 2023 compared to $11.9 million for the three months ended December 31, 2022.
•Net interest margin (GAAP) decreased to 3.19% for the three months ended December 31, 2023 compared to 3.46% for the three months ended December 31, 2022. Fully tax equivalent (FTE) net interest margin (Non-GAAP) decreased 26 bps to 3.21% for the three months ended December 31, 2023 compared to 3.47% for the three months ended December 31, 2022.
•Interest and dividend income increased $3.1 million, or 22.0%, to $16.9 million for the three months ended December 31, 2023 compared to $13.9 million for the three months ended December 31, 2022.

◦Interest income on loans increased $3.0 million, or 25.1%, to $14.8 million for the three months ended December 31, 2023 compared to $11.8 million for the three months ended December 31, 2022. The average yield on loans increased 82 bps to 5.36% compared to 4.54% resulting in a $2.2 million increase in interest income on loans. The average balance of loans increased $63.6 million to $1.10 billion from $1.03 billion, generating $750,000 of additional interest income on loans.
◦Interest income on taxable investment securities increased $190,000, or 19.5%, to $1.2 million for the three months ended December 31, 2023 compared to $974,000 for the three months ended December 31, 2022 driven by a 45 bp increase in average yield, partially offset by a $10.2 million decrease in average balances.
◦Interest income on interest-earning deposits at other banks decreased $131,000, to $808,000 for the three months ended December 31, 2023 compared to $939,000 for the three months ended December 31, 2022 driven by a $29.9 million decrease in average balances, partially offset by a 91 bp increase in the average yield. The increase in the average yield was the result of the Federal Reserve Board’s interest rate increases.
•Interest expense increased $3.8 million, or 190.0%, to $5.8 million for the three months ended December 31, 2023 compared to $2.0 million for the three months ended December 31, 2022.
◦Interest expense on deposits increased $3.5 million, or 194.6%, to $5.3 million for the three months ended December 31, 2023 compared to $1.8 million for the three months ended December 31, 2022. Rising market interest rates led to the repricing of interest-bearing demand and money market deposits and a shift in deposits from noninterest-bearing to interest-bearing demand and time deposits which resulted in a 139 bp, or 171.7%, increase in the average cost of interest-bearing deposits compared to the three months ended December 31, 2022. This accounted for a $3.4 million increase in interest expense. Additionally, interest-bearing deposit balances increased $73.3 million, or 8.3%, to $961.0 million as of December 31, 2023 compared to $887.7 million as of December 31, 2022, accounting for a $170,000 increase in interest expense.
◦Interest expense on borrowed funds increased $255,000, or 143.3%, to $433,000 for the three months ended December 31, 2023 compared to $178,000 for the three months ended December 31, 2022. The average balance of borrowed funds increased $20.6 million due to $20.0 million of FHLB long-term advances added during the second quarter of 2023. The increase in the average balance accounted for a $185,000 increase in interest expense.
Provision for Credit Losses
Effective January 1, 2023, the Company adopted ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology. The provision for credit losses recorded for the three months ended December 31, 2023 was a recovery of $1.4 million and was primarily due to improvements in qualitative factors coupled with a decrease in historical loss rates. This compared to no provision for credit losses recorded for the three months ended December 31, 2022.

Noninterest Income
Noninterest income increased $14.2 million, or 599.9%, to $16.5 million for the three months ended December 31, 2023, compared to $2.4 million for the three months ended December 31, 2022. This increase related to a $24.6 million pre-tax gain on the sale of EU, partially offset by a $9.8 million pre-tax loss on the sale of securities primarily resulting from the execution of a balance sheet repositioning strategy. Noninterest income excluding the gain on the sale of the subsidiary and gains and losses on securities for both periods decreased $507,000 to $1.8 million for the three months ended December 31, 2023 compared to $2.3 million for the three months ended December 31, 2022. This decrease resulted primarily from a $430,000 decrease in insurance commissions as only two months of income were recognized for the three months ended December 31, 2023 due to the sale of EU, compared to a full quarter of income recognized for the three months ended December 31, 2022.

Noninterest Expense
Noninterest expense increased $1.8 million, or 19.6%, to $10.8 million for the three months ended December 31, 2023 compared to $9.0 million for the three months ended December 31, 2022. The current quarter increase included one-time non-recurring expenses associated with sale of the insurance subsidiary of $691,000 related to salaries and benefits, $109,000 related to other noninterest expenses and $17,000 related to legal and professional fees. Salaries and benefits increased $1.6 million, or 34.6%, to $6.2 million primarily due to previously mentioned one-time non recurring expense, merit increases and revenue producing staff additions. Equipment expense increased $120,000 or 67.4%, to $298,000, due to costs associated with the implementation and operation of new interactive teller machines.

Statement of Financial Condition Review

Assets
Total assets increased $47.2 million, or 3.4%, to $1.46 billion at December 31, 2023, compared to $1.41 billion at December 31, 2022.
•Cash and due from banks decreased $33.7 million, or 32.5%, to $70.0 million at December 31, 2023, compared to $103.7 million at December 31, 2022, due to significant loan growth.
•Securities increased $17.0 million, or 8.9%, to $207.1 million at December 31, 2023, compared to $190.1 million at December 31, 2022. The securities balance was primarily impacted by the purchase of $29.9 million of collateralized loan obligation securities, partially offset by $15.8 million of repayments on mortgage-backed and collateralized mortgage obligation securities and a $110,000 decrease in the market value in the equity securities portfolio, which is primarily comprised of bank stocks. During the fourth quarter, the Bank implemented a balance sheet repositioning strategy of its portfolio of available-for-sale securities. The Bank sold $69.3 million in market value of its lower-yielding U.S government agency, mortgage-backed and municipal securities with an average yield of 1.89% and purchased $69.3 million of higher-yielding mortgage-backed and collateralized mortgage obligation securities with an average yield of 5.49%.
Loans and Credit Quality
•Total loans increased $60.5 million, or 5.8%, to $1.11 billion at December 31, 2023 compared to $1.05 billion at December 31, 2022. Loan growth was driven by increases in commercial and industrial loans, commercial real estate loans, residential mortgage loans and other loans of $41.2 million, $30.3 million, $17.1 million, and $8.9 million, respectively, partially offset by a decrease in consumer loans of $35.3 million. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to rising market interest rates and the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. Excluding the $34.9 million decrease in indirect automobile loans, total loans increased $95.4 million, or 9.1%.
•The allowance for credit losses (ACL) was $9.7 million at December 31, 2023 and $12.8 million at December 31, 2022. As a result, the ACL to total loans was 0.87% at December 31, 2023 compared to 1.22% at December 31, 2022. The change in the ACL was primarily due to the Company's aforementioned adoption of CECL. At adoption, the Company decreased its ACL by $3.4 million. Contributing to the change in ACL was a prior year charge-off of $2.7 million and qualitative factors that significantly impacted the incurred loss model driven by historical activity compared to the adopted CECL methodology that is centered around CECL activity using a forecast approach. During the current year, the Company recorded a recovery of credit losses of $502,000 due to improvements in qualitative factors coupled with a decrease in historical loss rates
•Net recoveries for the three months ended December 31, 2023 were $6,000. Net charge-offs for the three months ended December 31, 2022 were $35,000, or 0.01% of average loans on an annualized basis. Net recoveries for the year ended December 31, 2023 were $557,000 primarily due to recoveries totaling $750,000 related to the prior year $2.7 million charged-off commercial and industrial loan. Net charge-offs for the year ended December 31, 2022 were $2.5 million.
•Nonperforming loans, which includes nonaccrual loans and accruing loans past due 90 days or more, were $2.2 million at December 31, 2023 compared to $5.8 million at December 31, 2022. The decrease of $3.6 million was due to ten loans totaling $1.7 million transferred from nonaccrual to accrual status during the current period and a $1.4 million partial repayment of a nonaccrual commercial real estate loan. Nonperforming loans to total loans ratio was 0.20% at December 31, 2023 compared to 0.55% at December 31, 2022.
Other
•Intangible assets decreased $2.6 million, or 74.0%, to $958,000 at December 31, 2023 compared to $3.5 million at December 31, 2022 due to $1.8 million of amortization expense recognized during the period and a write-off of the $789,000 remaining balance of EU’s customer list as a result of the sale of the subsidiary.
•Accrued interest and other assets increased $1.4 million or 6.6%, to $22.5 million at December 31, 2023, compared to $26.7 million at December 31, 2022 due primarily to a $1.8 million adjustment related to a fixed-to-floating interest rate swap derivative.

Total liabilities increased $17.5 million, or 1.3%, to $1.32 billion at December 31, 2023 compared to $1.30 billion at December 31, 2022.
Deposits
•Total deposits decreased $1.3 million to $1.267 billion as of December 31, 2023 compared to $1.269 billion at December 31, 2022. Non interest-bearing demand deposits decreased $112.7 million, savings deposits decreased $53.3 million, and money market deposits decreased $8.1 million, while interest-bearing demand deposits increased $51.2 million and time deposits increased $121.5 million. The increase in interest-bearing demand deposits was primarily the result of higher interest rates attracting more customers and additional deposits from existing customers while higher time deposits resulted from the offering of a higher-rate certificate of deposit product and the addition of $29.0 million of brokered certificates of deposit. The brokered certificates of deposits all mature within three months and were utilized to fund the purchase of floating rate collateralized loan obligation securities. FDIC insured deposits totaled approximately 59.4% of total deposits while an additional 16.0% of deposits were collateralized with investment securities.
Borrowed Funds
•Other borrowings increased $20.0 million, or 136.6%, to $34.7 million at December 31, 2023, compared to $14.6 million at December 31, 2022. During the second quarter, the Bank entered into $20.0 million of FHLB advances for a term of 24 months at 4.92%, the proceeds of which were utilized to match fund originations within the Bank’s commercial and industrial loan portfolio.
•Short-term borrowings decreased $8.1 million, or 100.0%, as there were no short-term borrowings at December 31, 2023, compared to $8.1 million at December 31, 2022. At December 31, 2022, short-term borrowings were comprised entirely of securities sold under agreements to repurchase. These accounts were transitioned into other deposit products and account for a portion of the interest-bearing demand deposit increase.
Accrued Interest Payable and Other Liabilities
•Accrued interest payable and other liabilities increased $6.8 million, or 89.7%, to $14.4 million at December 31, 2023, compared to $7.6 million at December 31, 2022 primarily due to a $3.4 million increase in accrued taxes payable, a $1.8 million increase related to a fixed-to-floating interest rate swap derivative and a $1.5 million increase in accrued interest payable on deposit accounts.

Stockholders’ Equity
Stockholders’ equity increased $29.7 million, or 27.0%, to $139.8 million at December 31, 2023, compared to $110.2 million at December 31, 2022. Key factors positively impacting stockholders’ equity included $22.6 million of net income for the current period, a $9.5 million increase in accumulated other comprehensive income and a $2.1 million positive adjustment, net of tax, due to the Company’s January 1, 2023 adoption of CECL as described above. These factors were partially offset by the payment of $5.1 million in dividends since December 31, 2022 and activity under share repurchase programs. On April 21, 2022, a $10.0 million repurchase program was authorized, with the Company repurchasing 74,656 shares at an average price of $22.38 per share since the inception of the program. In total, the Company repurchased $274,000 of common stock since December 31, 2022. The program expired on May 1, 2023.
Book value per share
Book value per common share was $27.31 at December 31, 2023 compared to $21.60 at December 31, 2022, an increase of $5.71.

Tangible book value per common share (Non-GAAP) was $25.23 at December 31, 2023, compared to $19.00 at December 31, 2022, an increase of $6.23.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Assets
Cash and Due From Banks	$69,993	$52,597	$78,093	$103,545	$103,700
Securities	207,095	172,904	181,427	189,025	190,058
Loans
Real Estate:
Residential	347,808	346,485	338,493	332,840	330,725
Commercial	467,154	466,910	458,614	452,770	436,805
Construction	43,116	41,874	44,523	39,522	44,923
Commercial and Industrial	111,278	100,873	102,266	79,501	70,044
Consumer	111,643	122,516	134,788	146,081	146,927
Other	29,397	23,856	22,470	21,151	20,449
Total Loans	1,110,396	1,102,514	1,101,154	1,071,865	1,049,873
Allowance for Credit Losses	(9,707)	(10,848)	(10,666)	(10,270)	(12,819)
Loans, Net	1,100,689	1,091,666	1,090,488	1,061,595	1,037,054
Premises and Equipment, Net	19,704	18,524	18,582	17,732	17,844
Bank-Owned Life Insurance	25,378	25,227	25,082	24,943	25,893
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	958	2,177	2,622	3,068	3,513
Accrued Interest Receivable and Other Assets	22,542	26,665	26,707	21,068	21,144
Total Assets	$1,456,091	$1,399,492	$1,432,733	$1,430,708	$1,408,938

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$277,747	$305,145	$316,098	$350,911	$390,405
Interest-Bearing Demand Accounts	362,994	357,381	374,654	359,051	311,825
Money Market Accounts	201,074	189,187	185,814	206,174	209,125
Savings Accounts	194,703	207,148	217,267	234,935	248,022
Time Deposits	230,641	177,428	169,482	130,449	109,126
Total Deposits	1,267,159	1,236,289	1,263,315	1,281,520	1,268,503

Short-Term Borrowings	—	—	—	121	8,060
Other Borrowings	34,678	34,668	34,658	14,648	14,638
Accrued Interest Payable and Other Liabilities	14,420	13,689	18,171	17,224	7,582
Total Liabilities	1,316,257	1,284,646	1,316,144	1,313,513	1,298,783

Stockholders’ Equity	139,834	114,846	116,589	117,195	110,155
Total Liabilities and Stockholders’ Equity	$1,456,091	$1,399,492	$1,432,733	$1,430,708	$1,408,938

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Year Ended
Selected Operating Data	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Interest and Dividend Income:
Loans, Including Fees	$14,804	$14,049	$13,426	$12,371	$11,835	$54,650	$41,933
Securities:
Taxable	1,164	940	950	964	974	4,017	3,852
Tax-Exempt	33	41	42	41	40	157	213
Dividends	32	25	25	24	28	106	91
Other Interest and Dividend Income	872	819	760	844	978	3,295	1,627
Total Interest and Dividend Income	16,905	15,874	15,203	14,244	13,855	62,225	47,716
Interest Expense:
Deposits	5,336	4,750	3,842	2,504	1,811	16,433	4,025
Short-Term Borrowings	26	—	3	2	7	32	63
Other Borrowings	407	407	238	155	171	1,207	693
Total Interest Expense	5,769	5,157	4,083	2,661	1,989	17,672	4,781
Net Interest and Dividend Income	11,136	10,717	11,120	11,583	11,866	44,553	42,935
(Recovery) Provision for Credit Losses - Loans	(1,147)	291	492	80	—	(284)	3,784
(Recovery) Provision for Credit Losses - Unfunded Commitments	(273)	115	(60)	—	—	(218)	—
Net Interest and Dividend Income After (Recovery) Provision for Credit Losses	12,556	10,311	10,688	11,503	11,866	45,055	39,151
Noninterest Income:
Service Fees	460	466	448	445	530	1,819	2,160
Insurance Commissions	969	1,436	1,511	1,922	1,399	5,839	5,934
Other Commissions	60	94	224	144	157	521	669
Net Gain (Loss) on Sales of Loans	2	—	(5)	2	—	—	—
Net (Loss) Gain on Securities	(9,830)	(37)	(100)	(232)	83	(10,199)	(168)
Net Gain on Purchased Tax Credits	7	7	7	7	14	29	57
Gain on Sale of Subsidiary	24,578	—	—	—	—	24,578	—
Net Gain on Disposal of Fixed Assets	—	—	—	11	—	11	431
Income from Bank-Owned Life Insurance	151	145	139	140	143	576	561
Net Gain on Bank-Owned Life Insurance Claims	—	—	1	302	—	303	—
Other Income	121	301	44	69	34	535	176
Total Noninterest Income	16,518	2,412	2,269	2,810	2,360	24,012	9,820
Noninterest Expense:
Salaries and Employee Benefits	6,224	5,369	5,231	5,079	4,625	21,903	18,469
Occupancy	810	698	789	701	817	2,998	3,047
Equipment	298	265	283	218	178	1,064	739
Data Processing	726	714	718	857	681	3,014	2,152
FDIC Assessment	189	189	224	152	154	754	638
PA Shares Tax	217	217	195	260	258	889	979
Contracted Services	299	286	434	147	405	1,166	1,628
Legal and Professional Fees	434	320	246	182	362	1,182	1,237
Advertising	158	114	75	79	165	426	527
Other Real Estate Owned (Income)	(36)	(8)	(35)	(37)	(38)	(115)	(151)
Amortization of Intangible Assets	430	445	446	445	446	1,766	1,782
Other	1,016	878	895	945	945	3,735	3,844
Total Noninterest Expense	10,765	9,487	9,501	9,028	8,998	38,782	34,891
Income Before Income Tax Expense	18,309	3,236	3,456	5,285	5,228	30,285	14,080
Income Tax Expense	5,343	564	699	1,129	1,076	7,735	2,833
Net Income	$12,966	$2,672	$2,757	$4,156	$4,152	$22,550	$11,247

	Three Months Ended					Year Ended
Per Common Share Data	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Dividends Per Common Share	$0.25	$0.25	$0.25	$0.25	$0.24	$1.00	$0.96
Earnings Per Common Share - Basic	2.53	0.52	0.54	0.81	0.81	4.41	2.19
Earnings Per Common Share - Diluted	2.52	0.52	0.54	0.81	0.81	4.40	2.18

Weighted Average Common Shares Outstanding - Basic	5,119,184	5,115,026	5,111,987	5,109,597	5,095,237	5,113,978	5,136,670
Weighted Average Common Shares Outstanding - Diluted	5,135,997	5,126,546	5,116,134	5,115,705	5,104,254	5,122,916	5,149,312

	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Common Shares Outstanding	5,119,543	5,120,678	5,111,678	5,116,830	5,100,189
Book Value Per Common Share	$27.31	$22.43	$22.81	$22.90	$21.60
Tangible Book Value per Common Share (1)	25.23	20.10	20.39	20.40	19.00
Stockholders’ Equity to Assets	9.6%	8.2%	8.1%	8.2%	7.8%
Tangible Common Equity to Tangible Assets (1)	8.9	7.4	7.3	7.4	6.9

	Three Months Ended					Year Ended
Selected Financial Ratios (2)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Return on Average Assets	3.62%	0.75%	0.79%	1.21%	1.16%	1.60%	0.80%
Return on Average Equity	44.99	9.03	9.38	14.69	15.26	19.42	9.56
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	138.74	139.65	142.28	147.38	148.93	141.87	148.06
Average Equity to Average Assets	8.04	8.32	8.38	8.27	7.63	8.25	8.36
Net Interest Rate Spread	2.56	2.54	2.78	3.13	3.18	2.73	3.07
Net Interest Rate Spread (FTE) (1)	2.57	2.55	2.79	3.14	3.19	2.74	3.08
Net Interest Margin	3.19	3.13	3.29	3.51	3.46	3.28	3.24
Net Interest Margin (FTE) (1)	3.21	3.14	3.30	3.52	3.47	3.29	3.25
Net Charge-Offs (Recoveries) to Average Loans	—	0.04	0.04	(0.29)	0.01	(0.05)	0.25
Efficiency Ratio	38.93	72.26	70.96	62.72	63.25	56.56	66.14

Asset Quality Ratios	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Allowance for Credit Losses to Total Loans	0.87%	0.98%	0.97%	0.96%	1.22%
Allowance for Credit Losses to Nonperforming Loans (3)	433.35	330.13	260.46	189.73	221.06
Allowance for Credit Losses to Noncurrent Loans (4)	433.35	330.13	260.46	189.73	320.64
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.62	0.73	0.68	1.02	0.81
Nonperforming Loans to Total Loans (3)	0.20	0.30	0.37	0.51	0.55
Noncurrent Loans to Total Loans (4)	0.20	0.30	0.37	0.51	0.38
Nonperforming Assets to Total Assets (6)	0.16	0.23	0.30	0.40	0.41

Capital Ratios (7)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Common Equity Tier 1 Capital (to Risk Weighted Assets)	13.64%	12.77%	12.54%	12.60%	12.33%
Tier 1 Capital (to Risk Weighted Assets)	13.64	12.77	12.54	12.60	12.33
Total Capital (to Risk Weighted Assets)	14.61	13.90	13.64	13.69	13.58
Tier 1 Leverage (to Adjusted Total Assets)	10.19	9.37	9.26	9.24	8.66
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(6)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(7)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	December 31, 2023			September 30, 2023			June 30, 2023			March 31, 2023			December 31, 2022
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,098,284	$14,840	5.36%	$1,088,691	$14,081	5.13%	$1,079,399	$13,450	5.00%	$1,040,570	$12,391	4.83%	$1,034,714	$11,853	4.54%
Debt Securities
Taxable	206,702	1,164	2.25	204,848	940	1.84	209,292	950	1.82	213,158	964	1.81	216,915	974	1.80
Exempt From Federal Tax	4,833	42	3.48	6,013	52	3.46	6,180	53	3.43	6,270	52	3.32	6,277	51	3.25
Equity Securities	2,693	32	4.75	2,693	25	3.71	2,693	25	3.71	2,693	24	3.56	2,693	28	4.16
Interest-Earning Deposits at Banks	68,164	808	4.74	52,466	750	5.72	53,582	721	5.38	73,221	805	4.40	98,110	939	3.83
Other Interest-Earning Assets	3,387	64	7.50	3,292	69	8.32	2,783	39	5.62	2,633	39	6.01	2,875	39	5.38
Total Interest-Earning Assets	1,384,063	16,950	4.86	1,358,003	15,917	4.65	1,353,929	15,238	4.51	1,338,545	14,275	4.33	1,361,584	13,884	4.05
Noninterest-Earning Assets	37,750			52,885			52,812			49,703			52,716
Total Assets	$1,421,813			$1,410,888			$1,406,741			$1,388,248			$1,414,300
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$362,018	$1,965	2.15%	$363,997	$2,003	2.18%	$354,497	$1,582	1.79%	$335,327	$1,191	1.44%	$315,352	$810	1.02%
Savings Accounts	200,737	57	0.11	212,909	54	0.10	225,175	53	0.09	242,298	37	0.06	249,948	29	0.05
Money Market Accounts	205,060	1,441	2.79	187,012	1,141	2.42	194,565	1,033	2.13	213,443	939	1.78	206,192	604	1.16
Time Deposits	193,188	1,873	3.85	173,832	1,552	3.54	155,867	1,174	3.02	101,147	337	1.35	116,172	368	1.26
Total Interest-Bearing Deposits	961,003	5,336	2.20	937,750	4,750	2.01	930,104	3,842	1.66	892,215	2,504	1.14	887,664	1,811	0.81
Short-Term Borrowings	1,902	26	5.42	—	—	—	480	3	2.51	1,344	2	0.60	8,985	7	0.31
Other Borrowings	34,673	407	4.66	34,662	407	4.66	21,026	238	4.54	14,641	155	4.29	17,598	171	3.86
Total Interest-Bearing Liabilities	997,578	5,769	2.29	972,412	5,157	2.10	951,610	4,083	1.72	908,200	2,661	1.19	914,247	1,989	0.86
Noninterest-Bearing Demand Deposits	305,789			312,016			326,262			362,343			391,300
Total Funding and Cost of Funds	1,303,367		1.76	1,284,428		1.59	1,277,872		1.28	1,270,543		0.85	1,305,547		0.60
Other Liabilities	4,119			9,025			10,920			2,953			788
Total Liabilities	1,307,486			1,293,453			1,288,792			1,273,496			1,306,335
Stockholders' Equity	114,327			117,435			117,949			114,752			107,965
Total Liabilities and Stockholders' Equity	$1,421,813			$1,410,888			$1,406,741			$1,388,248			$1,414,300
Net Interest Income (FTE) (Non-GAAP) (3)		$11,181			$10,760			$11,155			$11,614			$11,895
Net Interest-Earning Assets (4)	386,485			385,591			402,319			430,345			447,337
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			2.57%			2.55%			2.79%			3.14%			3.19%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.21			3.14			3.30			3.52			3.47
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Year Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest and Dividends	Yield /Cost	Average Balance	Interest and Dividends	Yield / Cost
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (1)	$1,076,928	$54,763	5.09%	$1,019,124	$42,010	4.12%
Debt Securities
Taxable	208,472	4,017	1.93	220,818	3,852	1.74
Exempt From Federal Tax	5,821	199	3.42	8,383	270	3.22
Marketable Equity Securities	2,693	106	3.94	2,693	91	3.38
Interest-Earning Deposits at Banks	61,818	3,084	4.99	71,283	1,473	2.07
Other Interest-Earning Assets	3,027	211	6.97	3,092	154	4.98
Total Interest-Earning Assets	1,358,759	62,380	4.59	1,325,393	47,850	3.61
Noninterest-Earning Assets	48,268			81,035
Total Assets	$1,407,027			$1,406,428

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$354,060	$6,741	1.90%	$282,850	$1,362	0.48%
Savings Accounts	220,146	202	0.09	248,334	88	0.04
Money Market Accounts	199,962	4,554	2.28	194,223	976	0.50
Time Deposits	156,310	4,936	3.16	124,817	1,599	1.28
Total Interest-Bearing Deposits	930,478	16,433	1.77	850,224	4,025	0.47
Short-Term Borrowings	931	32	3.44	27,360	63	0.23
Other Borrowings	26,328	1,207	4.58	17,609	693	3.94
Total Interest-Bearing Liabilities	957,737	17,672	1.85	895,193	4,781	0.53
Noninterest-Bearing Demand Deposits	326,408			389,553
Total Funding and Cost of Funds	1,284,145		1.38	1,284,746		0.37
Other Liabilities	6,764			4,072
Total Liabilities	1,290,909			1,288,818
Stockholders' Equity	116,118			117,610
Total Liabilities and Stockholders' Equity	$1,407,027			$1,406,428
Net Interest Income (FTE) (Non-GAAP) (2)		44,708			43,069
Net Interest-Earning Assets (3)	401,022			430,200
Net Interest Rate Spread (FTE) (Non-GAAP) (2)(4)			2.74%			3.08%
Net Interest Margin (FTE) (Non-GAAP) (2)(5)			3.29			3.25
(1)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield.
(2)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(3)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,456,091	$1,399,492	$1,432,733	$1,430,708	$1,408,938
Goodwill and Intangible Assets, Net	(10,690)	(11,909)	(12,354)	(12,800)	(13,245)
Tangible Assets (Non-GAAP) (Numerator)	$1,445,401	$1,387,583	$1,420,379	$1,417,908	$1,395,693

Stockholders' Equity (GAAP)	$139,834	$114,846	$116,589	$117,195	$110,155
Goodwill and Intangible Assets, Net	(10,690)	(11,909)	(12,354)	(12,800)	(13,245)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$129,144	$102,937	$104,235	$104,395	$96,910

Stockholders’ Equity to Assets (GAAP)	9.6%	8.2%	8.1%	8.2%	7.8%
Tangible Common Equity to Tangible Assets (Non-GAAP)	8.9%	7.4%	7.3%	7.4%	6.9%

Common Shares Outstanding (Denominator)	5,119,543	5,120,678	5,111,678	5,116,830	5,100,189

Book Value per Common Share (GAAP)	$27.31	$22.43	$22.81	$22.90	$21.60
Tangible Book Value per Common Share (Non-GAAP)	$25.23	$20.10	$20.39	$20.40	$19.00

	Three Months Ended					Year Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
(Dollars in thousands) (Unaudited)

Net Income (GAAP)	$12,966	$2,672	$2,757	$4,156	$4,152	$22,550	$11,247
Amortization of Intangible Assets, Net	430	445	446	445	446	1,766	1,782
Adjusted Net Income (Non-GAAP) (Numerator)	$13,396	$3,117	$3,203	$4,601	$4,598	$24,316	$13,029

Annualization Factor	3.97	3.97	4.01	4.06	3.97	1.00	1.00

Average Stockholders' Equity (GAAP)	$114,327	$117,435	$117,949	$114,752	$107,965	$116,118	$117,610
Average Goodwill and Intangible Assets, Net	(11,829)	(12,185)	(12,626)	(13,080)	(13,534)	(12,426)	(14,193)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$102,498	$105,250	$105,323	$101,672	$94,431	$103,692	$103,417

Return on Average Equity (GAAP)	44.99%	9.03%	9.38%	14.69%	15.26%	19.42%	9.56%
Return on Average Tangible Common Equity (Non-GAAP)	51.85%	11.75%	12.20%	18.35%	19.32%	23.45%	12.60%

	Three Months Ended					Year Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$16,905	$15,874	$15,203	$14,244	$13,855	$62,225	$47,716
Adjustment to FTE Basis	45	43	35	31	29	155	134
Interest Income (FTE) (Non-GAAP)	16,950	15,917	15,238	14,275	13,884	62,380	47,850
Interest Expense (GAAP)	5,769	5,157	4,083	2,661	1,989	17,672	4,781
Net Interest Income (FTE) (Non-GAAP)	$11,181	$10,760	$11,155	$11,614	$11,895	$44,708	$43,069

Net Interest Rate Spread (GAAP)	2.56%	2.54%	2.78%	3.13%	3.18%	2.73%	3.07%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01	0.01	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.57%	2.55%	2.79%	3.14%	3.19%	2.74%	3.08%

Net Interest Margin (GAAP)	3.19%	3.13%	3.29%	3.51%	3.46%	3.28%	3.24%
Adjustment to FTE Basis	0.02	0.01	0.01	0.01	0.01	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.21%	3.14%	3.30%	3.52%	3.47%	3.29%	3.25%

	Three Months Ended					Year Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
(Dollars in thousands) (Unaudited)

Net Income Before Income Tax Expense (GAAP)	$18,309	$3,236	$3,456	$5,285	$5,228	$30,285	$14,080
(Recovery) Provision for Credit Losses	(1,420)	406	432	80	—	(502)	3,784
Adjustments
Loss (Gain) on Securities	9,830	37	100	232	(83)	10,199	168
Gain on Sale of Subsidiary	(24,578)	—	—	—	—	(24,578)	—
Adjusted PPNR (Non-GAAP) (Numerator)	$2,141	$3,679	$3,988	$5,597	$5,145	$15,404	$18,032

Annualization Factor	3.97	3.97	4.01	4.06	3.97	1.00	1.00

Average Assets (Denominator)	$1,421,813	$1,410,888	$1,406,741	$1,388,248	$1,414,300	$1,407,027	$1,406,428

Adjusted PPNR Return on Average Assets (Non-GAAP)	0.60%	1.04%	1.14%	1.64%	1.44%	1.09%	1.28%

	Three Months Ended					Year Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (GAAP)	$12,966	$2,672	$2,757	$4,156	$4,152	$22,550	$11,247

Adjustments
Loss (Gain) on Securities	9,830	37	100	232	(83)	10,199	168
Gain on Sale of Subsidiary	(24,578)	—	—	—	—	(24,578)	—
Gain on Disposal of Fixed Assets	—	—	—	(11)	—	(11)	(431)
Gain on Bank-Owned Life Insurance Claims	—	—	(1)	(302)	—	(303)	—
Tax effect	4,843	(8)	(21)	(46)	17	4,767	55
Adjusted Net Income (Non-GAAP)	$3,061	$2,701	$2,835	$4,029	$4,086	$12,624	$11,039

Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,135,997	5,126,546	5,116,134	5,115,705	5,104,254	5,122,916	5,149,312

Earnings per Common Share - Diluted (GAAP)	$2.52	$0.52	$0.54	$0.81	$0.81	$4.40	$2.18

Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.60	$0.53	$0.55	$0.79	$0.80	$2.47	$2.15

Net Income (GAAP) (Numerator)	$12,966	$2,672	$2,757	$4,156	$4,152	$22,550	$11,247

Annualization Factor	3.97	3.97	4.01	4.06	3.97	1.00	1.00

Average Assets (Denominator)	1,421,813	1,410,888	1,406,741	1,388,248	1,414,300	1,407,027	1,406,428

Return on Average Assets (GAAP)	3.62%	0.75%	0.79%	1.21%	1.16%	1.60%	0.80%

Adjusted Net Income (Non-GAAP) (Numerator)	$3,061	$2,701	$2,835	$4,029	$4,086	$12,624	$11,039

Annualization Factor	3.97	3.97	4.01	4.06	3.97	1.00	1.00

Average Assets (Denominator)	1,421,813	1,410,888	1,406,741	1,388,248	1,414,300	1,407,027	1,406,428

Adjusted Return on Average Assets (Non-GAAP)	0.85%	0.76%	0.81%	1.18%	1.15%	0.90%	0.78%

	Three Months Ended					Year Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
(Dollars in thousands) (Unaudited)

Net Income (GAAP) (Numerator)	$12,966	$2,672	$2,757	$4,156	$4,152	$22,550	$11,247

Annualization Factor	3.97	3.97	4.01	4.06	3.97	1.00	1.00

Average Equity (GAAP) (Denominator)	114,327	117,435	117,949	114,752	107,965	116,118	117,610

Return on Average Equity (GAAP)	44.99%	9.03%	9.38%	14.69%	15.26%	19.42%	9.56%

Adjusted Net Income (Non-GAAP) (Numerator)	$3,061	$2,701	$2,835	$4,029	$4,086	$12,624	$11,039

Annualization Factor	3.97	3.97	4.01	4.06	3.97	1.00	1.00

Average Equity (GAAP) (Denominator)	114,327	117,435	117,949	114,752	107,965	116,118	117,610

Adjusted Return on Average Equity (Non-GAAP)	10.62%	9.12%	9.64%	14.24%	15.01%	10.87%	9.39%